Assets and Staff Transfer Agreement among the Farming
                          Bureau, HARC, First Supply, Second Supply and Sales Centre dated March 3, 2000




The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Assets and Staff Transfer Agreement among the Farming Bureau, HARC, First Supply, Second Supply and Sales Centre dated March 3, 2000.




                                            /s/ Wong Wah On
                                            ---------------
                                            Wong Wah On
                                            Secretary and Financial Controller

                       ASSETS AND STAFF TRANSFER AGREEMENT


         Hainan Zhongwei Agricultural Resources Co. Ltd. ("Party B") was incorporated on June 28, 1994. First Goods And Materials Supply And Sales Corporation ("Party C"), Second Goods And Materials Supply And Sales Corporation ("Party D") and Rubber Sales Centre ("Party E") are the wholly owned subsidiaries of Party B. The General Bureau of Hainan State Farms ("Party A") is one of the shareholders of Party B.

         WHEREAS, Party C, Party D and Party E desire to transfer their assets, liabilities and staff to Party A.

         NOW, THEREFORE, in consideration of mutual agreements, all parties agree as follows.

         The headings used in this Agreement are given for convenience only and shall not affect the interpretation of this Agreement.

         Unless otherwise specified, the followings shall be referred as:

     "Effective Date" are to the meaning of the provision under Article 8 of this Agreement.

     "Base Date" are to December 31, 1999.

     "Accounting Standard of PRC" are to the accounting standard, rules and regulations as adopted in the People's Republic of China.

     "Net Assets Value Transfer" are to the meaning of the provision under
Article 1.4 of this Agreement.

     "Transferors" are to Party B, Party C, Party D and Party E, collectively.

     "Assets" are to all assets, rights, contracts, etc., which are transferred by the Transferors to Party A. The details of which are listed out in the Exhibit - Statement of Assets and Liabilities.

     "Liabilities" are to all the liabilities, which are transferred by the Transferors to Party A. The details of which are listed out in the Exhibit - Statement of Assets and Liabilities.

     "Statement of Assets and Liabilities" are to the contents as shown in the Exhibit.

     "This Agreement" are to all provisions of this Agreement and its Exhibits.

     "Party A" are to Party A, including its wholly owned subsidiaries, branches, divisions, and other legal entities.

     "Records" are to the files, records, information, technical know-how or other information with business values which relate to the assets transferred.

     "Transferred Staff" are to the redundant staff of the Transferors who are employed by Party A.

     "Cash and Bank Balances" are to cash and bank balances included in Exhibit
- Statement of Assets and Liabilities.

     "Accounts Receivable" are to accounts receivable included in the Exhibit - Statement of Assets and Liabilities.

     "Accounts Payable" are to accounts payable included in the Exhibit - Statement of Assets and Liabilities.

     "Other Receivables" are to other receivables and prepayments included in the Exhibit - Statement of Assets and Liabilities, including but not limit to purchase deposits paid.

     "Other Payables" are to other payables and accrued expenses included in the Exhibit - Statement of Assets and Liabilities, including but not limit to other payables, accrued staff welfare expenses and taxes payable.

     "Long-term Investments" are to the long-term investments included in the Exhibit - Statement of Assets and Liabilities.

     "Fixed Assets" are to fixed assets included in the Exhibit - Statement of Assets and Liabilities.

     "Inventories" are to inventories included in the Exhibit - Statement of Assets and Liabilities.

     "Contracts" are to all written and verbal contracts transferred to Party A, including the contracts between the Transferors and the Transferred Staff.

     "Responsibilities and Obligations" are to all contractual and legal responsibilities and obligations with respect to the assets, liabilities and staff transferred to Party A.

     "Shareholders' Agreement on Business Restructuring" are to the shareholders' agreement on business restructuring entered into by Party A, China Resources Development, Inc. and Billion Luck Company Limited.


1      Transfer of Assets and Liabilities

1.1 According to the provisions of this Agreement, the parties to this Agreement shall fulfill their respective obligations. The Transferors shall transfer the Assets and Liabilities as shown in Statement of Assets and Liabilities to Party A as of the Effective Date. Party A shall thereafter assumes the rewards of ownership of the Assets and bears the Liabilities, Responsibilities and Obligations associated with the transfer of Assets.

1.2 Except for the Liabilities, Responsibilities and Obligations that are directly corresponded to the Assets transferred, Party A shall not be responsible for any other liabilities, responsibilities and obligations that shall be borne by the Transferors.

1.3 The transfer methods for all Assets and Liabilities shall comply with the legal procedures.

1.4 The transfer price of the net assets shall be based on the book value or fair value of net assets transferred as of the Base Date, whichever is the lower. Those fair values shall be determined by an independent valuer jointly employed by the parties to this Agreement.

1.5 Party A shall be responsible for the recovery of all Accounts Receivable. The Transferors shall provide all necessary assistance and records for the collection of Accounts Receivable on the condition that all costs and expenses incurred thereon by the Transferors shall be borne by Party A.

1.6 Except for the contents which have already been disclosed to Party A, the Transferors shall be responsible for all losses and expenses arising from any disputes on the assets right with any third parties if the disputes relate to the events that have already existed before the Base Date and Party A shall not be responsible for. Any such losses incurred by Party A thereon shall be compensated by the Transferors. If the disputes arising from the events that occur after the Base Date and the Transferors shall not be responsible for, Party A shall bear all expenses and losses incurred thereon.

1.7 Except for the contents which have already been disclosed to Party A, the Transferors shall bear all expenses and losses arising from claims of any mortgages or rights of lien on the transferred assets by any third parties if these mortgages or rights of lien have already existed before the Base Date and the Party A shall not be responsible for. Any expenses and losses incurred by Party A thereon shall also be compensated by the Transferors. If the mortgages or rights of lien on the transferred assets are created after the Base Date and the Transferors shall not be responsible for, Party A shall bear all the expenses and losses incurred thereon.

1.8 The Transferors shall not warrant the quality of any tangible assets transferred, including but not limit to, Fixed assets, Inventories, etc. For those items which are specifically requested by Party A not to be bound by this provision before this Agreement becomes effective, they shall be handled separately by all parties to this Agreement.

1.9 Any losses or consequences resulting from litigation or government actions in relation to the Assets and Liabilities transferred shall be borne by Party A if the results of such litigation and government actions are not yet finalized before the Base Date. For those items which are specifically requested by Party A not to be bound by this provision before this Agreement becomes effective, they shall be handled separately by all parties to this Agreement.

1.10 Notwithstanding other provisions in this Agreement, the amounts due by Party A's subsidiary farms and related companies to the Transferors shall be taken over by Party A. Any amounts received from Party A's subsidiary farms and related companies in relation to the above loans by the Transferors after the Base Date shall belong to Party A. The above loans shall be used to set off the amounts due by the Transferors to Party A or shall be settled in cash when the loans are taken over by Party A.

1.11 Party A represents and warrants that it clearly understands and has assessed the conditions and risks associated with the Assets and Liabilities transferred by the Transferors. Party A also warrants that it shall bear all the rights, returns, risks and obligations associated with the transfer after the Base Date. After the Base Date, Party A shall not tender any claims and requests to the Transferors, on the grounds that there is any changes in the conditions or risks on the transferred Assets or Liabilities, or on any matters in relation to the Obligations and Responsibilities associated with the transferred Assets and Liabilities.

2      Payment

2.1 Except for that provided for in Article 1.10 of this Agreement, Party A shall pay to the Transferors the Net Assets Fair Value in cash or deduct the balances owed by Party B to Party A and its subsidiary farms by the Net Assets Fair Value. In the event that the transfer represents net liabilities balance, the net liabilities balance shall set off the balance due by Party A to the Transferors.

2.2 If the transfer represents net assets balance, Party A shall pay the Net Assets Fair Value to a designated account of the Transferors as instructed by the Transferors

2.3 The payment shall be made within 120 days from the date of signing of this Agreement.

2.4 Except for the Obligations and Responsibilities associated with the transfer pursuant to this Agreement, Party A shall not bear any other responsibilities and obligations which shall be borne by the Transferors. As soon as this Agreement becomes effective, the Transferors shall not bear liabilities, responsibilities and obligations transferred to Party A in accordance with this Agreement.

2.5 Any other payments which are required to be paid under the provisions of this Agreement shall be made within 30 days from the date of receiving the notice from the receiving party.

3      Transfer of Staff

3.1 All the staff of the Transferors who are redundant under this Agreement shall be re-employed by Party A. But Transferors and Party A shall take other appropriate procedures by mutual agreement to deal with those staff whom Party A is not willing to employ

3.2 The Transferors shall terminate the employment relationships with the Transferred Staff in accordance with the contract terms and in compliance with all the legal requirements. The Transferors and Party A shall take all reasonable steps in obtaining the acceptance from the Transferred Staff. Party A shall employ the Transferred Staff on reasonable terms of which the remuneration shall not be less than that of the existing staff of Party A with comparable position and qualification.

3.3 In the event that any Transferred Staff are not willing to terminate the employment relationship with the Transferors and the Transferors are unable to terminate the employment contracts singly as of the Effective Date, the Transferors shall continue to employ those staff until the contracts can be terminated legally. Except for that provided for in
       Article 3.1, Party A shall warrant to employed the aforementioned staff within one year from the Effective Date.

3.4 The insurance contracts of the Transferred Staff shall also be transferred to Party A at the same time when the Transferred Staff are employed by Party A.

3.5 After the transfer of staff, Party A shall agree to let the Transferred Staff to carry on any necessary hand-over work and to provide reasonable working schedules for those staff to perform such work.

3.6 Party A shall reimburse the Transferors of any redundancy payments that are required to be paid by the Transferors to the Transferred Staff in accordance with the legal requirements and employment contract terms.

4      Transfer of Contracts

4.1 Except for the agreements shown in Article 4.5 of this Agreement, the Transferors shall transfer the Contracts associated with the transferred Assets and Liabilities to Party A.

4.2 The Transferors shall take all the reasonable steps to obtain the confirmation from the third parties in respect to the transferred Contracts. If the above confirmation are not obtained on or before the Effective Date, the Transferors shall agree to cooperate with Party A for the purpose of obtaining the above confirmation and to make any necessary arrangements for the fulfillment of the Contracts by Party A. If the above confirmation and arrangements are unable to obtain, the Transferors shall fulfill the Contracts in accordance with the instructions of Party
       A. All rights and responsibilities shall belong to Party A.

4.3 As soon as this Agreement becomes effective, the Transferors' rights and obligations on the Contracts shall terminate as of the Base Date, no matter whether the legal procedures for the transfer of Contracts from the Transferors to Party A have been completed or not. After the Base Date, all the rights and obligations arising from the actions taken by the Transferors for the fulfillment of the Contracts shall belong to Party A.

4.4 The Transferors shall have the obligations to provide the conditions to Party A for the fulfillment of the Contracts. However, the Transferors shall not oblige to compensate Party A for any losses incurred by Party A resulting from the fulfillment of the Contracts. For those Contracts which are specifically requested by Party A not to be bound by this provision before this Agreement becomes effective, they shall be handled separately by the respective parties.

4.5 Long Term Sale and Purchase Agreement, Long Term Sale and Purchase Supplementary Agreement No. 1, Long Term Sale and Purchase Supplementary Agreement No. 2 and Long Term Sale and Purchase Supplementary Agreement No.3 entered into among Party A, Party B, Party C and Party D on November 5, 1994, March 30, 1995, December 31, 1996 and May 21, 1999,
       respectively, shall terminate from the Effective Date.

5      Records

5.1 The Transferors shall transfer all the relevant information and records in relation to the Assets and Liabilities to Party A.

5.2 The Records transferred shall limit to those which are kept by the Transferors as of the Effective Date. The Transferors shall not warrant or compensate for the incompleteness and incorrectness of the Records transferred, but shall give reasonable assistance on their rectification if requested by Party A. All the costs incurred by the Transferors thereon shall be borne by Party A.

5.3 For the purpose of maintaining the continuation of the Transferors' business operations, the Transferors shall be allowed to retain the duplicates of certain Record; however, the Transferors shall inform Party A the details of the aforementioned duplicates retained if requested by Party A.

5.4 The parties shall cooperate to make any necessary changes on the records for the fulfillment of the transfer of rights of ownership of Assets and Liabilities in accordance with the legal requirements.

6      Taxes and Charges

6.1 For the taxes and government charges in relation to the holding or usage of the assets, the Transferors shall borne those amounts which are accounted for before the Base Date in accordance with the Accounting Standard of PRC; whereas Party A shall borne those amounts which are accounted for after the Base Date.

6.2 Any taxes and government charges incurred for the fulfillment of this Agreement shall be borne by the respective parties in accordance with the legal requirements. All other expenses shall be shared between the Transferors and Party A on a reasonable basis.

7      Insurance

7.1 The beneficiary of all insurance contracts in relation to the Assets transferred purchased by the Transferors shall be changed to Party A. Any insurance compensation received by the Transferors before the completion of the transfer process shall be re-paid to Party A.

7.2 Party A shall be responsible to inform the insurance companies of the changes and to perform the changing procedures. The Transferors shall provide any necessary assistance and cooperation.

7.3 For the insurance premium which has already been paid by the Transferors, the Transferors shall borne those amounts which are accounted for before the Base Date in accordance with the Accounting Standard of PRC; whereas Party A shall borne those amounts which are accounted for after the Base Date.

8      Effective Date

       This Agreement shall become effective and binding on all parties on January 1, 2000.

9      Transferors' Warranties Before the Effective Date

       Unless provided in this Agreement otherwise, the Transferors shall warrant to perform the following before this Agreement becomes effective:

       (1) If this Agreement becomes effective within 6 months from the Base Date, the Transferors shall warrant to run the business with reasonable benefit to the Assets and Liabilities between the Base Date and the Effective Date.

       (2) If this Agreement becomes effective within 6 months from the Base Date, the Transferors shall warrant not to use the Assets for pledges which fall outside the normal course of business between the Base Date and the Effective Date.

       (3) As requested by Party A, the Transferors shall allow the designated staff of Party A to inspect the Transferors' accounting records and operation information for the sake of protecting Party A's interests.

10     Conditions

10.1 As of the Effective Date of this Agreement, the Transferors shall present the following documents to party A:

       (1) This Agreement shall be signed by the Annual Meeting of Shareholders, Board of Directors or other authorized persons and accompanied with the duplicates of all necessary and signed documents or resolutions in order to make this Agreement effective, in accordance with the Transferors' Articles of Associations and the legal requirements.

       (2) The duplicates of other documents, certificates or approval letters as are required in accordance with laws and the requirements of the relevant government authorities.

10.2 As of the Effective Date of this Agreement, Party A shall present the following documents to the Transferors:

       (1) This Agreement shall be signed by the Annual Meeting of Shareholders, Board of Directors or other authorized persons and accompanied with the duplicates of all necessary and signed documents or resolutions in order to make this Agreement effective, in accordance with Party A's Articles of Associations and the legal requirements.

       (2) The duplicates of other documents, certificates or approval letters as are required in accordance with laws and the requirements of the relevant government authorities.

11     All Parties' Warranties After the Effective Date

11.1 All parties shall cooperate to notify the third parties in relation to the Assets and Liabilities transferred and to make all necessary arrangements in obtaining their confirmation of the transfer.

11.2 All parties shall cooperate and be responsible to ensure the staff be transferred successfully without causing any losses to the Transferred Staff in the course of transfer.

11.3 The Transferors shall sign all necessary documents as requested by Party A, agree and take reasonable actions to assist Party A to develop its business with the Assets and Liabilities.

11.4 The Transferors shall not sign any agreements, make any written or verbal contracts, or take any actions in relation to the Assets and Liabilities transferred without the consent of Party A.

11.5 Any actions taken by Party A or any agreements signed by Party A with respect to the Assets and Liabilities shall not impair the Transferors' interests. In addition, Party A shall notify the Transferors promptly when Party A intends to take any actions or sign any agreements which may involve the Transferors. Party A shall accept any actions or advice reasonably taken or raised by the Transferors.

11.6 After the Effective Date, the Transferors shall continue to conduct any kinds of business with the customers with respect to the Assets and Liabilities transferred and Party A shall not tender its objection.


12     The Transferors' Representations and Warranties

12.1 The Transferors are legally incorporated and existed persons and have the authority to conduct businesses, to owe debts, to sign contracts and to have complete civil capability.

12.2 This transfer is executed within the legal scope of businesses of the Transferors.

12.3 The Agreement is signed by the legally authorized person of the Transferors.

12.4 The Transferors have made reasonable efforts in providing Party A the information and messages in relation to the Assets and Liabilities transferred to Party A in appropriate means.


13     Party A's Representations and Warranties

13.1 Party A is legally incorporated and existed person and has the authority to conduct businesses, to owe debts, to sign contracts and to have complete civil capability.

13.2 This transfer is executed within the legal scope of businesses of Party A.

13.3   The Agreement is signed by the legally authorized person of Party A.


14     Compensations

14.1 According to this Section, the Transferors shall compensate Party A for any losses arising from the following events, including but not limit to, direct economic losses, compensation to third parties, and the respective legal fees and litigation costs:

       (1)    Any faulty acts of the Transferors after the Effective Date;

       (2) The Transferors' failure to comply with the provisions, warranties and representations of this Agreement.

14.2 According to this Section, Party A shall compensate the Transferors for any losses arising from the following events, including but not limit to, direct economic losses, compensation to third parties, and the respective legal fees and litigation costs:

       (1)    Any faulty acts of Party A after the Effective Date;

       (2) Party A's failure to comply with the provisions, warranties and representation of this Agreement.

14.3 If any aforementioned events in 14.1 and 14.2 occurs which results in third parties' litigation action or claims against any party of this Agreement, that party shall immediately notify the other party which it considers shall be responsible for, so as to allow it to take its part and to defense itself.

14.4 The party who receives the compensation shall pay efforts to minimize its losses incurred and shall assist the party who pays the compensation in exercising the right to claim other third parties of this Agreement to recover the compensation.

15     Non-responsible for Disclosure

       If any party to this Agreement disclose to other parties any matters which is not in compliance with the provisions of this Agreement before the Effective Date, the former shall not be responsible to pay the compensation if the latter does not present its written request to the former for ratification before the Effective Date.

16     Confidentiality

       In the process of executing this transaction, all parties to this Agreement shall not disclose any information to other third parties unless the information is disclosed in compliance with the legal requirements.

17     Other Provisions

17.1   All rights and obligations of this Agreement are not transferable.

17.2 The notices as required by this Agreement shall be made in the means of ordinary mail, facsimile or direct delivery. Respective party's mailing address and facsimile number shall be those used for ordinary business operation. The notice is deemed receivable after 3 days from the day of issue.

17.3 The provisions of this Agreement overrule other contradictory provisions of any other contracts or agreements entered among the parties to this Agreement.

17.4 The invalidity or non-executable of any provisions of this Agreement shall not make the other provisions invalid, unless the respective parties are unable to rectify it in similar results so as to make this Agreement becomes unfair.

17.5   The Chinese version of this Agreement is the only valid version.

17.6   This Agreement is signed on March 3, 2000.


Party A    :  General Bureau of Hainan State Farms

/s/ Lin Yu Quan
-------------------------------------
By: Lin Yu Quan, Director

Party B    :  Hainan Zhongwei Agricultural
              Resources Company Ltd.

/s/ Li Fei Lie
-------------------------------------
By: Li Fei Lie, President

Party C    :  First Goods And Materials
              Supply And Sales Corporation

/s/ Huang Liang Ping
-------------------------------------
By: Huang Liang Ping, General Manager

Party D    :  Second Goods And Materials
              Supply And Sales Corporation

/s/ Zhou De Cheng
-------------------------------------
By: Zhou De Cheng, General Manager

Party E    :  Rubber Sales Centre

/s/ Lin Han
-------------------------------------
By: Lin Han, General Manager




               EXHIBIT TO THE ASSETS AND STAFF TRANSFER AGREEMENT

                      STATEMENT OF ASSETS AND LIABILITIES



Description                                                              Amount
-----------                                                              ------
                                                        (In Renminbi Thousands)


ASSETS TRANSFERRED
------------------
Cash and bank balances                                                  7,050
Accounts receivable                                                     3,619
Accounts receivable - related companies                                92,260
Other receivables and prepayments                                       1,360
Inventories                                                             6,414
Fixed assets                                                            1,547
Long term investments                                                     928
                                                                      -------
TOTAL ASSETS TRANSFERRED                                              113,178
                                                                      =======


LIABILITIES TRANSFERRED
-----------------------

Accounts payable                                                       14,957
Accounts payable - related companies                                        4
Other payables and accrued expenses                                    27,690
                                                                      -------
TOTAL LIABILITIES TRANSFERRED                                          42,651
                                                                      =======

NET ASSETS TRANSFERRED                                                 70,527
                                                                      =======